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                                                                    Exhibit 10.7

                            PATENT LICENSE AGREEMENT

         THIS AGREEMENT, effective the last date of signature below, is by and between GENERAC CORPORATION, a Wisconsin corporation ("Licensor") and GENERAC PORTABLE PRODUCTS, INC. (F/K/A GPPC, INC.), a Delaware corporation ("Licensee").

                                    RECITALS

         A. Licensor is the owner of certain patents, together with the inventions disclosed thereby, as described more fully below.

         B. Licensee wishes to obtain a license to the patents, and Licensor has authority to grant such a license in conjunction with Licensee's purchase of Licensor's Portable Products Division (the "Division") and in accordance with the parties' Asset Purchase and Sale Agreement.

                                   AGREEMENTS

         In consideration of the recitals and the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

         1.       DEFINITIONS.

         (a) "Patents" means U.S. Patent No. 5,504,417, U.S. Patent No. 5,489,811, and U.S. Patent No. 5,376,877, together with any reissue or reexamination patents resulting therefrom;

         (b) "Inventions" means inventions claimed in the Patents;

         (c) "Patent Rights" means all rights held by the Licensor to make, use and sell the Inventions, and to exclude third parties from making, using or selling the Inventions;

         (d) "Field of Use" means use of the Patent Rights for the manufacture and sale of pressure washers, portable engine driven welders and portable consumer generators (hereinafter, "Products").

         2. TERM. This Agreement shall become effective on the date of the last signature below, and shall remain in effect until expiration of the last of the Patents to expire, or until terminated under paragraph 5 of this Agreement, or until terminated by mutual written agreement of Licensee and Licensor (the "Term"). Upon the expiration

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and/or termination of this Agreement, the license to exercise the Patent Rights shall cease.

         3. GRANT OF LICENSE. Licensor hereby grants to Licensee an exclusive right and paid-up license to exercise the Patent Rights in the Field of Use and the right to sublicense such Patent Rights in the Field of Use during the Term, subject to the terms and conditions set forth herein. The right to sublicense is contingent upon the prior written consent of Licensor, which consent shall not be unreasonably withheld.

         4. RIGHT OF INSPECTION. Licensee shall keep accounts and records of the manufacture and sale of goods incorporating the Inventions, in sufficient detail to enable compliance with the terms of this Agreement to be verified by Licensor and/or its authorized representative. Licensee shall make such records available for inspection and audit by Licensor and/or its authorized representative during reasonable business hours and at such time or times as Licensor may reasonably request for the purpose of verifying compliance under this Agreement.

         5. TERMINATION.

         (a) Licensee and Licensor agree that this Agreement may be terminated before the Term expires by either Licensee or Licensor if the other breaches or defaults on any material obligation under this Agreement and fails to cure such breach within 120 days after written notice from the other setting forth the basis of such breach and the intent to terminate this Agreement due to such breach.

         (b) Either Licensee or Licensor may terminate this Agreement if (i) a petition in bankruptcy is filed against the other and not dismissed within 90 days thereafter, or (ii) if the other's business or any substantial portion of the assets of the other are attached by order of the court, and such attachment is not dissolved within 90 days.

         (c) Termination of this Agreement shall extinguish the respective rights and obligations of Licensee and Licensor, except that (i) Licensee shall have the right to sell any Products in its possession and/or fulfill any purchase order obligations existing at the time of termination, and to meet any manufacturing obligation and/or to sell any Products in its possession at the time of termination; (ii) the respective warranty and indemnification obligations of Licensor and Licensee, as provided herein, shall survive termination of this Agreement; and (iii) both Licensee and Licensor shall be responsible to the other for any obligation incurred prior to termination.


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         6. REPRESENTATIONS AND WARRANTIES.

         (a) Licensor represents and warrants that Licensor has full and complete authority as the owner of the Patents to enter into this Agreement and the right to license the Patent Rights as provided herein.

         (b) Licensor represents and warrants that it has taken no action which adversely affect the rights of Licensee under this Agreement.

         (c) Licensee warrants and represents that it will not in any manner challenge the validity of the Patents. Furthermore, Licensee will not intentionally act in any manner to induce or cause a third party to challenge or question the validity of any of the Patents. Without limiting Licensor remedies, action by Licensee contrary to this paragraph will be cause for termination of this Agreement by Licensor.

         (d) Licensor represents and warrants that the Patents are enforceable and that the maintenance fees for each of the Patents will be paid in a timely manner during this Agreement to maintain enforceability of the Patents.

         (e) Licensor represents and warrants that it has no notice of any infringement claims against the Division relating to the Patents.

         7. IMPROVEMENTS. Licensee agrees that inventions, innovations or technology conceived, made and/or reduced to practice by either Licensee or Licensor, and representing improvements to the Inventions, shall be owned solely by Licensor, and Licensee shall execute, or have executed, documents reasonably required by Licensor to perfect such ownership. Licensor agrees that Licensor and Licensee shall enter into good faith negotiations to permit Licensee to make, use and/or sell such inventions, innovations or technology, the terms of any such agreement to be mutually agreeable by the parties.

         8. ENFORCEMENT OF PATENTS. Licensee shall promptly report in writing to Licensor any known or suspected infringement of any of the Patents by any third party, and shall provide Licensor with any and all available information and evidence supporting such infringement. Notwithstanding the reporting requirement contained herein, enforcement of the Patents shall be the right of Licensor until such time as Licensor, following written notice from Licensee of a third party's infringement of any of the Patents, declines to enforce the Patents. If Licensor so declines, Licensee may bring an infringement action against the third party identified in the notice, and may join Licensor as a necessary party if so required by the court. In such an action, after both Licensee and Licensor have been fully compensated for any out-of-pocket expenses incurred in the course of said action, any remaining damage award or settlement payment made in compensation for lost sales or other harm incurred within the Field of Use shall be the property of Licensee.


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                  9. NOTICES. Any notice to be given hereunder shall be given and deemed sufficient if in writing and delivered or two business days after being mailed by registered or certified mail, in the case of Licensor, to:

                     Generac Corporation
                     P.O. Box 8
                     Waukesha, WI 53187
                     Attn:  Robert D. Kern, Chairman of the Board

with a copy to:
                     Reinhart, Boerner, Van Deuren, Norris & Rieselbach, s.c. 1000 North Water Street
                     Suite 2100
                     Milwaukee, WI 53202
                     Attn:  Richard A. Van Deuren, Esq.

and, in the case of Licensee, to:

                     Generac Portable Products Inc. (f/k/a GPPC, Inc.) 399 Park Avenue
                     17th Floor
                     New York, NY 10022
                     Attn:  Mr. Eric Wilkinson

with a copy to:
                     King & Spalding
                     1185 Avenue of the Americas
                     New York, NY 10036
                     Attn:  Mark Zvonkovic, Esq.

         10. RELATIONSHIP OF THE PARTIES. The relationship established between the parties under this Agreement during its term shall be solely that of licensor and licensee. Under no circumstances shall the contractual relationship between the parties be deemed or construed as one of agency, partnership, joint venture, employment or otherwise. Except as expressly provided herein, this Agreement does not give either party any right to act as a representative or agent of the other party or any authority to incur or create any obligation in the name of or on behalf of the other party.



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

         11. ASSIGNMENT. But for the right of Licensee to sublicense the Patent Rights, neither party may assign or otherwise transfer this Agreement or any rights or obligations hereunder without the prior written consent of the other party; provided, however, either party may assign, upon written notice to the other party and without the other party's consent, this Agreement or its interest herein to any third party succeeding to its business. Subject to the foregoing, this Agreement shall bind and inure to the benefit of Licensor, Licensee, and their respective representatives, heirs, successors and assigns.

         12. GOVERNING LAW. This Agreement shall be interpreted, applied and performed according to the laws of the State of Wisconsin, without regard to conflict of law principles.

         13. WAIVER. The failure of either party to insist, in any one or more instances, upon performance of any of the terms, promises and conditions of this Agreement, shall not be construed as a waiver or relinquishment of any right granted hereunder or of the future performance of any such term, promise or condition.

         14. SEVERABILITY. If any paragraph, term or condition of this Agreement is held to be invalid or unenforceable for any reason, the parties agree that such invalidity or unenforceability shall not affect any other paragraph, term or condition of this Agreement, and that the remaining paragraphs, terms and conditions shall remain in full force and effect and any court of competent jurisdiction may so modify any objectionable paragraph, term or condition as to make it valid and enforceable.

         15. ENTIRE AGREEMENT. This Agreement, together with the Asset Purchase and Sale Agreement, constitutes and contains the entire agreement of the parties with respect to the subject matter hereof. This Agreement supersedes any and all prior understandings and agreements between the parties. Any modification of this Agreement shall be in writing and executed in the same manner as this license.

         16. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, but both of which taken together shall constitute one and the same instrument.

GENERAC CORPORATION                         GENERAC PORTABLE PRODUCTS, INC.
                                            (F/K/A GPPC, INC.)

BY____________________________              BY____________________________
      Robert D. Kern                              Eric R. Wilkinson
      Chairman of the Board                       President

Date: July 9, 1998                          Date:___________________________


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